Press Release

Source:	BNC Bancorp

Contact:	W. Swope Montgomery, Jr. President and CEO 336-476-9200

BNC Bancorp Reports 70% Increase in First Quarter Earnings

THOMASVILLE, N.C., / -- BNC Bancorp (Nasdaq: BNCN) today reported record earnings for the three-months ended March 31, 2007.

For the three-month period ended March 31, 2007, the Company reported net income of $1.92 million, an increase of 69.7% when compared to the $1.13 million reported for the first quarter in 2006. Diluted earnings per share increased to $0.27 for the first quarter, a 22.7% increase when compared to $0.22 reported for the same period in 2006.

Total assets as of March 31, 2007 were $984.8 million, an increase of 57.8% compared to the $623.9 million as of March 31, 2006. Total loans on March 31, 2007 were $805.5 million, an increase of 54.3% from the $522.1 million reported as of March 31, 2006. Deposits increased 55.6% over the same one-year period. For the three month period ended March 31, 2007, total loans increased $30.8 million, or 4.0%, and total deposits increased $25.2 million or 3.2%.

“I am once again pleased to report another strong quarter for BNC Bancorp,” said W. Swope Montgomery, Jr., President and CEO. “Despite a very challenging environment for our Company and our entire industry in terms of declining margins and increasing levels of competition for quality assets, we were able to report healthy gains in both diluted earnings per share and total assets. We realized that our net interest margin would shrink significantly in the first quarter due to a large volume of CD’s at below-market rates maturing during the period and the overall cost of acquiring new deposits continuing to climb. In anticipation of this margin compression, every single employee in our organization committed themselves to growing low cost core-deposits, controlling operational expenses, and enhancing fee income. Due to the tremendous efforts of our staff, we were able to overcome the decline in net interest margin and report a 22.7% increase in diluted earnings per share.

“Our banking fundamentals remained strong during the first quarter. Loans increased $30.8 million during the first quarter of 2007, an annualized growth rate of 16.1%. Asset quality remained sound with the allowance for loan losses to nonperforming loans at 492%; nonperforming assets to total assets at the end of the quarter of 0.22%; and net charge-offs to average loans at an annualized level of 0.11%. As previously discussed, net interest margin for the quarter declined to 3.79% compared to 4.07% during the first quarter of 2006 and 4.09% for the fourth quarter of 2006,” said Montgomery.

Montgomery continued, “We anticipate further downward pressure on net interest margin in the coming quarters, however, we are confident that we will be able to overcome this challenge through cost-savings initiatives, incentive laden core-deposit campaigns, and continued momentum in the loan portfolio. We are excited about our entire organization rallying around our unwavering objectives….continue our consistent track record of earnings per share growth, maintain sound asset quality, and provide superior long-term returns to our shareholders. ”

BNC Bancorp is the parent Company of Bank of North Carolina, a $982 million commercial bank that provides a complete line of banking and financial services to individuals and businesses through full-service banking offices located in the cities of Thomasville, High Point, Salisbury, Greensboro, Archdale, Lexington, Kernersville, Harrisburg, Northern Davidson County and Oak Ridge, North Carolina. In addition, the Bank operates a commercial and mortgage loan production office in Winston-Salem, North Carolina. Bank of North Carolina is insured by the FDIC and is an equal housing lender. BNC Bancorp’s stock is quoted in the NASDAQ Capital Market under the symbol “BNCN.”

CAUTION REGARDING FORWARD-LOOKING STATEMENTS
From time to time, we make written and oral forward-looking statements within the meaning of certain securities laws, including in this press release, in other filings with the U.S. Securities and Exchange Commission (www.sec.gov), in reports to shareholders and in other communications. These forward-looking statements include, among others, statements with respect to our objectives for 2007 and beyond, and the medium and long terms strategies to achieve those objectives, as well as statements with respect to our beliefs, plans, expectations, anticipations, estimates and intentions.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that predictions, forecasts, projections and other forward-looking statements will not be achieved. We caution readers not to place undue reliance on these statements as a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. These factors include, but are not limited to, the strength of the North Carolina economy in general and the strength of the local economies within North Carolina in which we conduct operations; the strength of the United States economy; the effects of changes in monetary and fiscal policy, including changes in interest rate policies of the Board of Governors of the Federal Reserve System in the United States; judicial decisions; the effects of competition in the markets in which we operate; inflation; the timely development and introduction of new products and services in receptive markets; the impact of changes in the laws and regulations regulating financial services (including banking, insurance and securities); changes in tax laws; technological changes; our ability to complete strategic acquisitions and to integrate acquisitions; judicial or regulatory proceedings; changes in consumer spending and saving habits; the possible impact on our businesses of international conflicts and other developments including those relating to the war on terrorism; and our anticipation of and success in managing the risks implicated by the foregoing.

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	March 31, 2007	March 31, 2006	% Change
SUMMARY STATEMENTS OF OPERATIONS
Interest income	$16,842	$10,268	64.0%
Interest expense	9,182	4,875	88.4
Net interest income	7,660	5,393	42.0
Provision for loan losses	500	520	(3.9)
Net interest income after provision for loan losses	7,160	4,873	46.9
Noninterest income	1,204	796	51.3
Noninterest expense	5,638	4,071	38.5
Income before income tax expense	2,726	1,598	70.6
Provision for income taxes	809	468	72.9
Net income	1,917	1,130	69.7

PER SHARE DATA
Earnings per share, basic	$0.28	$0.23	21.7%
Earnings per share, diluted	0.27	0.22	22.7

Weighted average common shares outstanding:
Basic	6,800,690	4,811,648
Diluted	7,074,287	5,093,327

PERFORMANCE RATIOS
Return on average assets	0.81%	0.76%
Return on average equity	10.63%	13.72%
Return on average tangible equity	17.38%	15.31%
Net yield on earning assets (taxable equivalent)	3.79%	4.07%
Average equity to average assets	7.62%	5.54%
Allowance for loan losses as a % of total loans	1.33%	1.25%
Non-performing assets to total assets, end of period	0.22%	0.41%
Ratio of net charge-offs to average loans outstanding	0.03%	0.02%

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	March 31, 2007	December 31, 2006	September 30, 2006	June 30, 2006	March 31, 2006	December 31, 2005
SUMMARY STATEMENTS OF OPERATIONS
Interest income	$16,842	$16,616	$15,026	$11,301	$10,268	$9,652
Interest expense	9,182	8,509	7,548	5,578	4,875	4,343
Net interest income	7,660	8,107	7,478	5,723	5,393	5,308
Provision for loan losses	500	780	645	710	520	900
Net interest income after provision for loan losses	7,160	7,327	6,833	5,013	4,873	4,408
Noninterest income	1,204	1,152	1,051	886	796	904
Noninterest expense	5,638	5,540	5,522	4,012	4,071	3,622
Income before income tax expense	2,726	2,939	2,362	1,887	1,598	1,690
Provision for income taxes	809	878	710	540	468	470
Net income	1,917	2,041	1,652	1,347	1,130	1,220

PER SHARE DATA
Earnings per share, basic	$0.28	$0.30	$0.26	$0.28	$0.23	$0.25
Earnings per share, diluted	0.27	0.29	0.25	0.27	0.22	0.24

Weighted average common shares outstanding:
Basic	6,800,690	6,698,899	6,269,752	4,798,869	4,811,681	4,803,706
Diluted	7,074,287	7,026,623	6,580,289	5,061,363	5,089,703	5,104,670

PERFORMANCE RATIOS
Return on average assets	0.81%	0.88%	0.81%	0.80%	0.76%	0.83%
Return on average equity	10.63%	11.32%	10.72%	14.76%	13.72%	15.43%
Return on average tangible equity	17.38%	19.13%	17.39%	16.45%	15.31%	17.33%
Net yield on earning assets (taxable equivalent)	3.79%	4.09%	4.13%	4.07%	4.07%	4.17%
Average equity to average assets	7.62%	7.77%	7.56%	5.41%	5.54%	5.40%

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands)
(Unaudited)

	As of
	March 31, 2007	March 31, 2006	% Change
SELECTED BALANCE SHEET DATA
End of period balances

Total loans	$805,519	$522,071	54.3%
Allowance for loan losses	10,747	6,542	64.3
Loans, net of allowance for loan losses	794,772	515,529	54.2
Securities, available for sale	77,918	43,598	78.7
Total Assets	984,802	623,936	57.8

Deposits:
Noninterest-bearing deposits	70,660	48,190	46.6
Interest-bearing demand and savings	195,788	116,253	68.4
CD's and other time deposits	545,505	357,549	52.6
Total deposits	811,953	521,992	55.6
Borrowed Funds	93,010	64,628	43.9
Total interest-bearing liabilities	834,303	538,430	55.0
Shareholders' Equity	73,875	33,645	119.6

	As of
	March 31, 2007	December 31, 2006	September 30, 2006	June 30, 2006	March 31, 2006	December 31, 2005
SELECTED BALANCE SHEET DATA
End of period balances

Total loans	$805,519	$774,664	$737,633	$557,227	$522,071	$499,247
Allowance for loan losses	10,747	10,400	9,956	6,968	6,542	6,140
Loans, net of allowance for loan losses	794,772	764,264	727,677	550,259	515,529	493,107
Securities, available for sale	77,918	76,700	75,443	54,021	43,598	42,489
Total Assets	984,802	951,731	900,995	664,308	623,936	594,550

Deposits:
Noninterest-bearing deposits	70,660	65,932	62,773	52,501	48,190	39,573
Interest-bearing demand and savings	195,788	189,624	183,585	127,159	116,253	128,303
CD's and other time deposits	545,505	531,260	473,822	383,105	357,549	323,017
Total Deposits	811,953	786,816	720,180	562,765	521,992	490,893
Borrowed Funds	93,010	86,386	104,030	63,587	64,628	66,557
Total interest-bearing liabilities	834,303	807,270	761,437	573,851	538,430	517,877
Shareholders' Equity	73,875	72,523	70,458	33,478	33,645	33,114